                                 SCHEDULE 14A
                                (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               SCOTSMAN INDUSTRIES, INC.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


                                     N/A
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

                                     N/A
--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

                                     N/A
--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

                                     N/A
--------------------------------------------------------------------------------

    (5) Total fee paid:

                                     N/A
--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

                                     N/A
--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

                                     N/A
--------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

                                     N/A
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    (3) Filing party:

                                     N/A
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    (4) Date filed:

                                     N/A
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

Scotsman Industries Logo

                                                                  March 31, 1999

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Scotsman Industries, Inc. which will be held on Thursday, May 13, 1999, at 9:00 a.m., local time, at our Scotsman Ice Systems division headquarters in Vernon Hills, Illinois. Please refer to the attached map for directions to the premises.

     At the Annual Meeting, shareholders are being asked to elect three directors to serve terms which expire in 2002 and to approve an amendment and restatement of the Non-Employee Directors' Stock Option Plan. The Board of Directors recommends a vote "FOR" each nominee and "FOR" the proposed amendment and restatement of the Non-Employee Directors' Stock Option Plan.

     Your vote is important. Whether or not you plan to attend the Annual Meeting and regardless of the size of your holdings, you are encouraged to sign, date, and mail the enclosed proxy in the envelope provided. Your right to vote in person at the meeting is not affected by returning the proxy.

     A copy of Scotsman Industries' Annual Report for the fiscal year ended January 3, 1999 accompanies this Notice of Meeting and Proxy Statement. On behalf of the Board of Directors, officers and employees of Scotsman, I would like to thank you for your continued interest and support.

                                            Sincerely,
                                            Richard C. Osborne
                                            RICHARD C. OSBORNE
                                            Chairman of the Board, President
                                            and Chief Executive Officer

                                      MAP

-- Place of Annual Meeting
The headquarters of Scotsman Ice Systems division is located at 775 Corporate Woods Parkway in Vernon Hills, Illinois, approximately 40 miles northwest of downtown Chicago.
Shareholders attending the meeting who will be using the Tri-State Tollway (Interstate Route 94-294) should exit at Half Day Road (Route 22) and travel west to reach Milwaukee Avenue (Route 21). Turn right onto Milwaukee Avenue and travel north approximately 1 mile to reach Corporate Woods Parkway (the second or northern Corporate Woods entrance).
Parking facilities will be available and refreshments will be served beginning at 8:30 a.m.

                                                           820 Forest Edge Drive
                                                    Vernon Hills, Illinois 60061
Scotsman Industries Logo                                            847-215-4500

                                                                  March 31, 1999

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 13, 1999

                            ------------------------

To the Shareholders of SCOTSMAN INDUSTRIES, INC.

     Notice is hereby given that the annual meeting of shareholders of Scotsman Industries, Inc. (the "Company") will be held at the Company's Scotsman Ice Systems division headquarters at 775 Corporate Woods Parkway, Vernon Hills, Illinois 60061 on Thursday, May 13, 1999, at 9:00 a.m., local time, for the following purposes:

     1. To elect three directors to serve for a term of three years; and

     2. To consider and vote upon a proposal to amend and restate the Non-Employee Directors' Stock Option Plan to increase the maximum number of shares that may be issued under the plan, to permit the Board of Directors to determine, from time to time, the number of options to be awarded to directors under the plan, subject to the maximum number of shares issuable under the plan, and to make certain other amendments to the plan, as more fully described in the enclosed Proxy Statement; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on March 19, 1999, are entitled to notice of and to vote at the meeting and any adjournment thereof.

     PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENVELOPE PROVIDED. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                            By Order of the Board of Directors
                                            Donald D. Holmes
                                            DONALD D. HOLMES
                                            Vice President -- Finance and
                                            Secretary

                                                           820 Forest Edge Drive
SCOTSMAN INDUSTRIES LOGO                            Vernon Hills, Illinois 60061

                                                                  March 31, 1999

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 13, 1999

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Scotsman Industries, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of shareholders of the Company to be held at the Company's Scotsman Ice Systems division headquarters at 775 Corporate Woods Parkway, Vernon Hills, Illinois 60061 on Thursday, May 13, 1999, at 9:00 a.m., local time (the "1999 Annual Meeting"), and at any adjournments thereof. The 1999 Annual Meeting is being held to consider and vote upon (1) the election of three directors to serve until the 2002 annual meeting of shareholders of the Company or until the successors of such directors have been duly elected and qualified, and (2) a proposal to amend and restate the Non-Employee Directors' Stock Option Plan (the "Non-Employee Directors' Plan") to increase the maximum number of shares that may be issued under the plan, to permit the Company's Board of Directors to determine, from time to time, the number of options to be awarded to directors under the plan, subject to the maximum number of shares issuable thereunder, and to make certain other amendments to the plan, as more fully described in this proxy statement. The Company's Board of Directors knows of no other business that will be presented for consideration at the 1999 Annual Meeting other than the matters described in this Proxy Statement.

     The close of business on March 19, 1999 has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to vote at the 1999 Annual Meeting. Only holders of record of shares of the Company's common stock, par value $.10 per share (the "Common Stock"), at the close of business on that date will be entitled to vote at the 1999 Annual Meeting. As of the close of business on that date, there were 10,602,748 shares of Common Stock outstanding (not including 191,192 shares of Common Stock held in treasury). Each share of Common Stock outstanding as of the record date, excluding the treasury shares, is entitled to one vote.

     This Proxy Statement is first being mailed to the Company's shareholders on or about March 31, 1999. The Company's combined 1998 Annual Report to Shareholders and Annual Report on Form 10-K, including financial statements for the fiscal year ended January 3, 1999, accompanies this Proxy Statement.

     Any shareholder who has given a proxy may revoke it at any time before its exercise at the 1999 Annual Meeting by (1) giving written notice of revocation to the Secretary of the Company, (2) properly submitting to the Company a duly executed proxy bearing a later date, or (3) appearing in person at the 1999 Annual Meeting and voting in person. All written notices of revocation or other communications relating to the revocation of proxies should be addressed as follows: Scotsman Industries, Inc., 820 Forest Edge Drive, Vernon Hills, Illinois 60061, Attention: Donald D. Holmes, Secretary. Duly executed proxies received before the meeting will be voted in accordance with the instructions indicated in the proxy. IF NO INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN THE PROXY AND "FOR" THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN.

     The presence, in person or by proxy, of the holders of record of shares of Common Stock entitling the holders to cast a majority of the votes entitled to be cast at the 1999 Annual Meeting will constitute a quorum. The inspectors of election will count abstentions and broker non-votes (i.e., shares held by a broker in street name and represented by a proxy indicating that the broker does not have discretionary authority to vote on a particular proposal) as present for purposes of determining the presence of a quorum at the 1999 Annual Meeting.

     Under the Company's by-laws, directors are elected by a plurality of the votes cast. As a result, abstentions or broker non-votes, if any, will reduce the number of votes received by a director, but should have no effect on the outcome of the election.

     Under the Company's by-laws and New York Stock Exchange rules, the proposal to amend the Non-Employee Directors' Plan must be approved by a majority of the votes cast at the 1999 Annual Meeting. New York Stock Exchange rules further require that the total vote cast on the proposal represent over 50% in interest of the shares entitled to vote on the proposal. As a result, (i) holders of a majority of the Company's outstanding Common Stock must not only be present (for quorum purposes) but must actually cast their votes on the proposal to amend and restate the Non-Employee Directors' Plan, and (ii) votes in favor of the proposal must constitute a majority of the votes cast. Abstentions, but not broker non-votes, will be counted as votes cast for purposes of determining whether a quorum is present under the New York Stock Exchange rules. As a result, abstentions will have the same practical effect as a vote against the amendment and restatement of the Non-Employee Directors' Plan.

     The Company will bear the cost of soliciting proxies. In addition to solicitations by mail, officers, directors, or employees of the Company or its subsidiaries may solicit proxies in person or by telephone, without compensation, other than the compensation that they otherwise receive for their services as officers, directors or employees. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company will reimburse such brokerage firms, custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses in connection with forwarding such materials. In addition, the Company has retained Morrow & Co., Inc. to aid in the solicitation of proxies. The fees to be paid to such firm for such services are not expected to exceed $6,500, plus reimbursement for out-of-pocket costs and expenses.

     YOUR VOTE IS IMPORTANT TO THE COMPANY. IF YOU DO NOT EXPECT TO VOTE IN PERSON AT THE 1999 ANNUAL MEETING, WE URGE YOU TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     Under the Company's by-laws, the Board of Directors has the right to fix, from time to time, by a resolution adopted by a majority of the whole board, the number of directors of the Company. The number of directors has been fixed at eight. Under the Company's restated certificate of incorporation, any vacancy on the Board of Directors resulting from the resignation of a director may be filled only by a majority vote of the directors then in office.

     The Company's by-laws provide that the directors are to be divided into three classes with respect to the time for which they hold office. At each annual meeting of shareholders of the Company, successors of the class of directors whose terms of office expire in that year are to be elected for three-year terms or until their successors have been duly elected and qualified. The terms of three directors, James J. O'Connor, Robert G. Rettig, and Richard
L. Thomas expire at the 1999 Annual Meeting, and the Company's Board of Directors has renominated all three for re-election to the Board of Directors. If re-elected, all three will serve until the 2002 annual meeting of shareholders of the Company or until their successors have been duly elected and qualified.

     The Company's by-laws establish certain advance notice procedures for shareholder nominations of candidates for directors. Those procedures are set forth below in the section entitled "Notice Provisions for Shareholder Proposals and Shareholder Nominations of Directors."

     Under the Company's by-laws, directors are elected by a plurality of the votes cast. Since three positions are to be filled on the Board of Directors, the three nominees receiving the highest number of votes cast will be elected as directors.

     The parties named in the enclosed proxy intend to vote the shares represented by the proxy for the election of the nominees listed below unless the proxy is marked otherwise. Each of the nominees has agreed to serve as a director if elected, and the Company has no reason to believe that any nominee will be unable to serve. If one or more nominees should become unwilling or unable to accept nomination for election, however, the persons named in the enclosed proxy will vote the proxy for such other person or persons as may be nominated for director by the Board of Directors of the Company.

INFORMATION REGARDING NOMINEES AND DIRECTORS

                                              POSITION WITH THE COMPANY OR OTHER PRINCIPAL
            NAME AND AGE                           OCCUPATION AND OTHER DIRECTORSHIPS
            ------------                      --------------------------------------------
                                      NOMINEES FOR ELECTION AT THE 1999
                                      ANNUAL MEETING TO SERVE UNTIL 2002
                                      ------------------------------------------------------------
James J. O'Connor (62)                Mr. O'Connor was Chairman, Chief Executive Officer and a
                                        director of Commonwealth Edison Company, an electric
                                        utility company from 1980 to March, 1998. Mr. O'Connor was also the Chairman, Chief Executive Officer and a director
                                        of Unicom Corporation, a holding company for Commonwealth
                                        Edison Company from September, 1994 to March, 1998. Mr.
                                        O'Connor is a director of Corning, Inc., Everen Capital
                                        Corporation, Smurfit-Stone Container Corporation, The
                                        Tribune Company, and UAL, Inc. He was a director of the
                                        Company from April, 1989 to February, 1997 and was
                                        reappointed as a director in May, 1998.

Robert G. Rettig (69)                 Mr. Rettig is a consultant to Illinois Tool Works, Inc., a manufacturer of industrial products and components, and a
                                        consultant to, and a director of, The Tech Group, a custom molding company, and has held those positions since 1990.
                                        He was an Executive Vice President of Illinois Tool Works,
                                        Inc. from 1983 to December, 1989. Mr. Rettig is also a
                                        director of Lawson Products, Inc. and serves as a trustee
                                        of Hinsdale Hospital of Hinsdale, Illinois. He has been a
                                        director of the Company since April, 1989.

Richard L. Thomas (68)                Mr. Thomas was Chairman of the Board of First Chicago NBD
                                        Corporation and The First National Bank of Chicago from
                                        1995 until his retirement in May, 1996. He was Chairman of the Board, President and Chief Executive Officer of The
                                        First National Bank of Chicago from 1992 to 1995. Mr.
                                        Thomas is also a director of IMC Global Inc., The PMI
                                        Group, Inc., The Sabre Group Holdings, Inc., Sara Lee
                                        Corporation, and Unicom Corporation. He serves as a
                                        trustee of the Chicago Symphony Orchestra, Kenyon College,
                                        Northwestern University and Rush-Presbyterian-St. Luke's
                                        Medical Center. He is also Chairman of the Civic Committee of The Commercial Club of Chicago. He has been a director
                                        of the Company since August, 1997.

                                              POSITION WITH THE COMPANY OR OTHER PRINCIPAL
            NAME AND AGE                           OCCUPATION AND OTHER DIRECTORSHIPS
            ------------                      --------------------------------------------
                                      DIRECTORS CONTINUING TO SERVE UNTIL 2000
                                      ------------------------------------------------------------
Frank W. Considine (77)               Mr. Considine is Honorary Chairman of the Board, Chairman of
                                        the Executive Committee and a director of American
                                        National Can Company, a packaging manufacturer, and has
                                        held those positions since 1990. He was Chairman of the
                                        Board of American National Can Company from 1983 to 1990,
                                        President from 1969 to 1988, and Chief Executive Officer
                                        from 1973 to 1988. Mr. Considine is also a director of SEI
                                        Information Technology and Chairman of the Board of
                                        Trustees of Loyola University, Chicago, Vice President of
                                        the Lyric Opera of Chicago, and a member of the Executive
                                        Committee of the Museum of Science and Industry, Chicago,
                                        and the Board of Trustees of the Field Museum of Natural
                                        History, Chicago. Mr. Considine has been a director of the
                                        Company since April, 1989.

George D. Kennedy (72)                Mr. Kennedy was Chairman and a director of Mallinckrodt
                                        Group Inc., a producer of medical products and chemicals,
                                        from 1991 until his retirement in October, 1994. He was
                                        Chairman and Chief Executive Officer of Mallinckrodt Group
                                        Inc. from 1986 to 1991. Mr. Kennedy is also a director of
                                        American National Can Company and the Kemper National
                                        Insurance Companies. He has been a director of the Company since April, 1989.

                                      DIRECTORS CONTINUING TO SERVE UNTIL 2001
                                      ------------------------------------------------------------
Donald C. Clark (67)                  Mr. Clark was Chairman of the Board and a director of
                                        Household International, Inc. ("Household"), a financial
                                        services business, until his retirement in 1996. Mr. Clark was Chairman of the Board of Household from 1984 to 1996
                                        and Chief Executive Officer of Household from 1982 to
                                        September, 1994. He is also a director of Armstrong World
                                        Industries, Inc., PMI Group, Inc., Ameritech Corporation
                                        and Warner-Lambert Co. and serves as Chairman of the Board of trustees of Clarkson University and as a life trustee
                                        of Northwestern University. He has been a director of the
                                        Company since April, 1989, and served as Chairman of the
                                        Board of the Company from April, 1989, to May, 1991.

                                              POSITION WITH THE COMPANY OR OTHER PRINCIPAL
            NAME AND AGE                           OCCUPATION AND OTHER DIRECTORSHIPS
            ------------                      --------------------------------------------
Peter B. Hamilton (52)                Mr. Hamilton is Executive Vice President and Chief Financial
                                        Officer of Brunswick Corporation, a branded recreational
                                        products company, and has held those positions since 1998.
                                        Mr. Hamilton is also Chairman of Brunswick Indoor
                                        Recreation. He was Senior Vice President and Chief
                                        Financial Officer of Brunswick Corporation from 1995 to
                                        1998. From 1988 to 1995, he was Vice President and Chief
                                        Financial Officer of Cummins Engine Company, Inc. Mr.
                                        Hamilton is also a director of the Kemper National
                                        Insurance Companies. He has been a director of the Company since October, 1998.

Richard C. Osborne (55)               Mr. Osborne is Chairman of the Board, President and Chief
                                        Executive Officer of the Company. Mr. Osborne has been
                                        Chairman of the Board since May, 1991 and President and
                                        Chief Executive Officer since April, 1989. He was an
                                        Executive Vice President of Household Manufacturing, Inc.
                                        from 1982 to April, 1989. He has been a director of the
                                        Company since April,1989.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company held five meetings during 1998. The standing committees of the Board of Directors also held a total of five meetings. The average attendance at the aggregate of the total number of meetings of the Board of Directors and the total number of committee meetings was 98%. All persons who were directors of the Company in 1998 attended at least 75% of the aggregate total number of meetings of the Board of Directors and meetings of any committee of the Board of Directors on which they served. The Board of Directors has standing Audit, Compensation, Governance and Executive Committees. The Governance Committee performs many of the functions of a standing nominating committee.

     The Audit Committee consists of Robert G. Rettig, Peter B. Hamilton, George
D. Kennedy, and James J. O'Connor. Mr. Rettig is the Chairman of the Committee. The Audit Committee's duties and functions include reviewing the internal accounting controls and audit functions of the Company and its subsidiaries, the Company's accounting principles, policies and practices, and financial reporting, the scope of the audits conducted by the Company's independent public accountants and internal auditors, and the annual financial statements of the Company and its subsidiaries. The Audit Committee is responsible for informing the Chief Executive Officer of the Company and the Board of Directors of any material concerns that may arise in connection with its review. The Audit Committee also recommends to the Board of Directors the selection of the Company's principal independent public accountants and reviews their professional services to determine if their independence may have been impaired by the performance of any non-audit services. The Audit Committee met twice during 1998.

     The Compensation Committee consists of Frank W. Considine, Donald C. Clark, and Richard L. Thomas. Mr. Considine is the Chairman of the Committee. The Compensation Committee is responsible for determining the salaries, salary ranges and bonuses of the five highest paid executive officers of the Company and its subsidiaries. It also recommends to the Board of Directors the adoption of, or any substantive amendments to, any pension, profit-sharing, employee benefit or long-term executive compensation plan or program in which senior management participates. The Compensation Committee is also responsible for the granting of stock options, stock appreciation rights and other awards under any long-term executive incentive compensation plan or program of the Company. The Compensation Committee met twice during 1998.

     The Governance Committee consists of George D. Kennedy and Frank W. Considine. Mr. Kennedy is the Chairman of the Committee. The Governance Committee is responsible for, among other things, recommending to the Board of Directors possible candidates for election to the Board of Directors (with the final determination to be made by action of the Board of Directors), considering any shareholder recommendations of proposed candidates for election to the Board of Directors, periodically reviewing each director's continuation on the Board of Directors in consultation with such director and the Chief Executive Officer and the Chairman of the Board, assigning individual members of the Board of Directors to one or more committees of the Board of Directors, and reviewing, from time to time, the compensation of the Board of Directors and recommending to the Board of Directors such changes as the Governance Committee deems appropriate. The Governance Committee met once in 1998.

DIRECTORS' FEES AND COMPENSATION

     Non-employee directors of the Company receive for their services (1) an annual retainer fee paid in shares of Common Stock with a total market value of approximately $20,000, determined as of the day immediately preceding the date of the annual meeting of the shareholders of the Company, and (2) a fee of $1,000 for each Board of Directors and committee meeting attended. In addition, any non-employee director who serves as chairman of the Audit, Compensation, Executive or Governance Committees of the Board of Directors receives, as compensation for those services, additional shares of Common Stock with a total market value of approximately $3,000, determined as of the same valuation date used in determining the number of shares to be granted to the directors as annual retainer fees. The Company transfers shares of treasury stock to the directors in payment of such fees at the time of, or shortly after, the first meeting of the Board of Directors following the annual meeting of the shareholders of the Company.

     Under the Non-Employee Directors' Plan, as currently in effect, each director of the Company who is not otherwise an employee of the Company or any of its subsidiaries also received, as of the effective date of the plan, or received or will receive, on the next business day following his or her appointment to the Board of Directors, an option to purchase 2,000 shares of Common Stock. An option to purchase an additional 1,000 shares of Common Stock is automatically granted to each non-employee director on the next business day following the date of each annual meeting of shareholders. The exercise price per share of each option granted is equal to the fair market value of a share of Common Stock on the date of grant.

     On May 15, 1998, subject to shareholder approval, the Board of Directors amended the Non-Employee Directors' Plan and awarded each of the six persons who were non-employee directors of the Company as of that date an option to acquire 2,000 shares of Common Stock at an exercise price of $28.00 per share, the fair market value of the Common Stock as of that date.

     Upon his reappointment to the Board of Directors on May 15, 1998, Mr. James
J. O'Connor also received an option to acquire 2,000 shares of Common Stock at an exercise price of $28.00 per share, and upon his appointment to the Board of Directors on October 20, 1998, Mr. Peter B. Hamilton received an option to acquire 2,000 shares of Common Stock at an exercise price of $15.03125 per share, the fair market value of the Common Stock as of that date.

     Each option granted under the Non-Employee Directors' Plan vests 100% and thus becomes exercisable on the earliest of (1) the date immediately preceding the first annual meeting following the date of the grant of the option, (2) the death or disability of the non-employee director during his service as a director, or (3) a change of control of the Company. Options generally expire 10 years and one day from the date of grant, subject to earlier termination under certain circumstances if the director's service on the Board of Directors terminates before the expiration of such ten-year period. For a further description of the Non-Employee Directors' Plan, including the change of control provisions, see "PROPOSAL 2, PROPOSED AMENDMENT AND RESTATEMENT OF NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN."

SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows the beneficial ownership of Common Stock for each director and nominee for director, each executive officer named in the Summary Compensation Table elsewhere in this Proxy Statement, and all directors and executive officers of the Company as a group. Information is provided as of February 15, 1999, unless otherwise indicated.

-------------------------------------------------------------------------------------------------------
                                                                  NO. OF SHARES
                                                                 OF COMMON STOCK
                                                                   BENEFICIALLY        PERCENT OF
                                                                     OWNED(1)           CLASS(2)
-------------------------------------------------------------------------------------------------------
  DIRECTORS AND
  DIRECTOR NOMINEES
-------------------------------------------------------------------------------------------------------
  Donald C. Clark...........................................          49,274(3)              *
-------------------------------------------------------------------------------------------------------
  Frank W. Considine........................................          18,593(3)              *
-------------------------------------------------------------------------------------------------------
  Peter B. Hamilton.........................................           1,417(3)              *
-------------------------------------------------------------------------------------------------------
  George D. Kennedy.........................................          18,883(3)              *
-------------------------------------------------------------------------------------------------------
  James J. O'Connor.........................................          10,503(3)              *
-------------------------------------------------------------------------------------------------------
  Richard C. Osborne........................................         298,103(3)           2.75%
-------------------------------------------------------------------------------------------------------
  Robert G. Rettig..........................................          18,254(3)              *
-------------------------------------------------------------------------------------------------------
  Richard L. Thomas.........................................           7,548(3)              *
-------------------------------------------------------------------------------------------------------
  CERTAIN EXECUTIVE OFFICERS
-------------------------------------------------------------------------------------------------------
  David M. Frase............................................           4,836(3)              *
-------------------------------------------------------------------------------------------------------
  Donald D. Holmes..........................................         108,488(3)           1.02%
-------------------------------------------------------------------------------------------------------
  Christopher D. Hughes.....................................          20,235(3)              *
-------------------------------------------------------------------------------------------------------
  Emanuele Lanzani..........................................          85,538(3)              *
-------------------------------------------------------------------------------------------------------
  Directors and Executive Officers as a Group
     (18 individuals, including all those listed above).....      781,819(3)(4)           7.05%
-------------------------------------------------------------------------------------------------------

---------------
 *  Less than one percent of the outstanding Common Stock.

(1) Information relating to the number of shares of Common Stock beneficially owned by directors, nominees for directors and executive officers is based upon information furnished by, or on behalf of, each person to the Company, or reflected in the records of (i) the Tax Reduction Investment Plan ("TRIP") of the Company's wholly-owned subsidiary, Scotsman Group Inc. ("SGI"), the Kysor Industrial Corporation Savings Plan, or The Delfield Company 401(k) Savings & Profit Sharing Retirement Plan (collectively, the "401(k) Plans"), or (ii) the Long-Term Executive Incentive Compensation Plan or the Non-Employee Directors' Plan. Information relating to shares held in the 401(k) Plans has been furnished as of December 31, 1998, the latest date for which such information is available. Except as indicated otherwise in the notes to this table, each person named in the table has sole voting and investment power over the number of shares of Common Stock listed opposite his name.

(2) Based upon a total of 10,602,748 issued and outstanding shares of Common Stock as of February 15, 1999.

(3) Includes shares that could be acquired within 60 days after February 15, 1999 pursuant to the exercise of stock options as follows: Mr. Clark, Mr. Considine, Mr. Kennedy, and Mr. Rettig, each 5,000; Mr. Thomas, 2,000; Mr. Osborne, 224,795; Mr. Frase, 1,000; Mr. Holmes, 76,830; Mr. Hughes, 8,925
    and Mr. Lanzani, 79,135; all directors and officers as a group, 483,985. Also includes certain shares held for the account of executive officers under the 401(k) Plans with respect to which each such officer has sole voting but no investment power as follows: Mr. Osborne, 6,823; Mr. Frase, 246; Mr. Holmes, 9,322; Mr. Hughes, 5,325; all executive officers as a group, 26,855.

(4) Does not include 1,467 shares held by the wife of an executive officer as to which he disclaims beneficial ownership.

EXECUTIVE COMPENSATION

     The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

-----------------------------------------------------------------------------------------------------------------------------
                                                    ANNUAL COMPENSATION(2)              LONG-TERM COMPENSATION
-----------------------------------------------------------------------------------------------------------------------------
                                                                    OTHER                                          ALL
                    PRINCIPAL                                       ANNUAL                                        OTHER
    NAME           POSITION(1)       YEAR      SALARY     BONUS     COMP.            AWARDS            PAYOUTS   COMP.(3)
-----------------------------------------------------------------------------------------------------------------------------
                                                                                          SECURITIES
                                                                             RESTRICTED   UNDERLYING
                                                                               STOCK        STOCK       LTIP
                                                                               AWARDS     OPTIONS(#)   PAYOUTS
-----------------------------------------------------------------------------------------------------------------------------
  R. Osborne   Chairman of the      1998      $474,167   $327,175    --          $0         45,000       $0      $25,910
               Board, CEO &         1997      $432,500   $285,000    --          $0         40,000       $0      $25,575
               President            1996      $365,000   $325,000    --          $0         19,100       $0      $18,167
-----------------------------------------------------------------------------------------------------------------------------
  D. Holmes    VP Finance &         1998      $225,000    $91,125    --          $0         13,000       $0      $11,702
               Secretary            1997      $208,750    $80,000    --          $0          6,100       $0      $10,523
                                    1996      $177,083    $95,000    --          $0          7,200       $0      $ 8,362
-----------------------------------------------------------------------------------------------------------------------------
  E. Lanzani   Exec. VP; Mgng.      1998      $195,534    $61,422    --          $0          5,000       $0      $     0
               Dir., Frimont        1997      $192,079    $26,664    --          $0          3,500       $0      $     0
               S.p.A. & Castel MAC  1996      $197,396    $82,460    --          $0          5,100       $0      $     0
               S.p A.
-----------------------------------------------------------------------------------------------------------------------------
  C. Hughes    VP; President,       1998      $153,962    $67,682    --          $0          3,500       $0      $ 6,818
               Booth/Crystal Tips   1997      $143,019    $25,314    --          $0          2,700       $0      $ 6,760
                                    1996      $138,154    $28,183    --          $0          4,000       $0      $ 6,010
-----------------------------------------------------------------------------------------------------------------------------
  D. Frase     VP; President,       1998      $141,680    $77,315    --          $0          4,000       $0      $ 5,490
               Kysor Panel          1997(4)   $105,463    $67,296    --          $0             --       $0      $   579
               Systems
-----------------------------------------------------------------------------------------------------------------------------

---------------
(1) Each executive officer held the same position with the Company in each of the years indicated.

(2) Includes amounts earned in the fiscal year, whether or not deferred.

(3) Amounts in this column consist of (i) Company-matching contributions to the 401(k) Plans and to SGI's Supplemental Tax Reduction Investment Plan and
    (ii) life insurance premiums.

(4) The compensation reported is for a partial year, beginning on March 12, 1997, the date on which the Company acquired Kysor Industrial Corporation ("Kysor") and Mr. Frase became an executive officer of the Company.

OPTIONS AND STOCK APPRECIATION RIGHTS

     The following tables summarize option grants to and exercises by the executive officers named in the Summary Compensation Table above during the 1998 fiscal year and the value of the options held by such persons at the end of the 1998 fiscal year. No stock appreciation rights have been granted to date by the Company.

                       OPTION GRANTS IN LAST FISCAL YEAR
                           POTENTIAL REALIZABLE VALUE

----------------------------------------------------------------------------------------------------------------------------------
                                             INDIVIDUAL GRANTS IN 1998                        POTENTIAL REALIZABLE VALUE AT
                                                                                                 ASSUMED ANNUAL RATES OF
                                                                                                STOCK PRICE APPRECIATION
                                                                                                 FOR 10-YEAR OPTION TERM
----------------------------------------------------------------------------------------------------------------------------------
                             NUMBER OF
                             SECURITIES
                             UNDERLYING    % OF TOTAL OPTIONS
                              OPTIONS          GRANTED TO        EXERCISE    EXPIRATION
          NAME                GRANTED         EMPLOYEES(1)       PRICE(2)       DATE       0%          5%             10%
----------------------------------------------------------------------------------------------------------------------------------
  R. Osborne                   45,000            29.84%          $26.5625     02/11/08     $0     $    751,726    $  1,905,026
----------------------------------------------------------------------------------------------------------------------------------
  D. Holmes                    13,000             8.62%          $26.5625     02/11/08     $0     $    217,165    $    550,341
----------------------------------------------------------------------------------------------------------------------------------
  E. Lanzani                    5,000             3.32%          $26.5625     02/11/08     $0     $     83,525    $    211,670
----------------------------------------------------------------------------------------------------------------------------------
  C. Hughes                     3,500             2.32%          $26.5625     02/11/08     $0     $     58,468    $    148,169
----------------------------------------------------------------------------------------------------------------------------------
  D. Frase                      4,000             2.65%          $26.5625     02/11/08     $0     $     66,820    $    169,336
----------------------------------------------------------------------------------------------------------------------------------
  All Shareholders(3)                                                                      $0     $177,021,092    $448,607,470
----------------------------------------------------------------------------------------------------------------------------------
  Named Executive Officers' Gains as a % of all Shareholder Gains                                       0.665%          0.665%
----------------------------------------------------------------------------------------------------------------------------------

---------------
(1) Based on 150,800 options granted to all employees.

(2) Fair market value (the average of the high and low prices for the Common Stock as reported on the New York Stock Exchange) on February 10, 1998, the date of grant.

(3) Total dollar gains based on the assumed annual rates of appreciation shown here and calculated on 10,596,880 outstanding shares of Common Stock--the number of shares outstanding on December 31, 1998.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                     YEAR AND FISCAL YEAR-END OPTION VALUES

------------------------------------------------------------------------------------------------------------------------------
                                                      TOTAL NUMBER OF SECURITIES
                                                        UNDERLYING UNEXERCISED              TOTAL VALUE OF UNEXERCISED,
                                                        OPTIONS HELD AT FISCAL             IN-THE-MONEY OPTIONS HELD AT
                                                               YEAR END                         FISCAL YEAR END(1)
------------------------------------------------------------------------------------------------------------------------------
                        NUMBER OF
                         SHARES
                       ACQUIRED ON    VALUE
         NAME           EXERCISE     REALIZED       EXERCISABLE       UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
------------------------------------------------------------------------------------------------------------------------------
 R. Osborne                 0           $0            194,295            89,025           $1,714,862           $36,807
------------------------------------------------------------------------------------------------------------------------------
 D. Holmes                  0           $0             68,555            22,875           $  612,889           $13,903
------------------------------------------------------------------------------------------------------------------------------
 E. Lanzani                 0           $0             74,635            11,275           $  673,019           $ 9,623
------------------------------------------------------------------------------------------------------------------------------
 C. Hughes                  0           $0              5,450             8,450           $   11,671           $ 7,682
------------------------------------------------------------------------------------------------------------------------------
 D. Frase                   0           $0                  0             4,000           $        0           $     0
------------------------------------------------------------------------------------------------------------------------------

---------------
(1) Based on the fair market value of the Common Stock on December 31, 1998 of $20.21875 (the average of the high and low prices for the Common Stock as reported on the New York Stock Exchange).

PENSION PLANS

     Mr. Osborne, Mr. Holmes and Mr. Hughes participate in the Salaried Pension Plan of Scotsman Group, Inc. (the "SGI Salaried Pension Plan") and Mr. Frase participates in The Kysor Industrial Corporation Administrative Pension Plan (the "Kysor Administrative Pension Plan"). The SGI Salaried Pension Plan and the Kysor Administrative Pension Plan are non-contributory, defined benefit plans for certain salaried employees of Scotsman Group Inc. ("SGI") and its subsidiaries and Kysor and its subsidiaries, respectively. Under both plans, (1) the amount of a participant's pension benefits depends primarily on years of employment, age at retirement, and average annual compensation (salary plus bonus, whether paid in cash or stock) for the five successive highest-paid years out of the employee's last ten years of employment, and further adjusted based on wages subject to Social Security taxes, (2) participants become fully vested in their accrued pension benefits after five years of service, and (3) payment of vested pension benefits normally begins at age 65, but an early retirement benefit at reduced levels may be paid if a participant is at least 55 years of age with 10 years of service.

     Effective January 1, 1994, SGI adopted the Supplemental Executive Retirement Plan (the "Supplemental Plan") under which each participant receives the benefits that he or she would have received under the SGI Salaried Pension Plan except for certain limitations on compensation and benefits imposed under the Internal Revenue Code of 1986, as amended (the "Code"). Kysor does not have a comparable plan, and benefits received under the Kysor Administrative Pension Plan are limited by certain aspects of the Code.

     The following table illustrates the amount of annual pension benefits payable under the SGI Salaried Pension Plan (including amounts payable under the Supplemental Plan, where applicable) for eligible employees retiring at age 65 with the following remuneration and numbers of credited years of service. The benefits shown are computed on a straight-life annuity basis.

                SGI SALARIED PENSION PLAN AND SUPPLEMENTAL PLAN

-------------------------------------------------------------------
                                 YEARS OF SERVICE
-------------------------------------------------------------------
   REMUNERATION    15        20         25         30         35
-------------------------------------------------------------------
  $100,000     $ 18,082   $ 24,110   $ 30,137   $ 36,165   $ 42,192
-------------------------------------------------------------------
  $175,000     $ 33,708   $ 44,944   $ 56,180   $ 67,416   $ 78,652
-------------------------------------------------------------------
  $250,000     $ 49,334   $ 65,779   $ 82,223   $ 98,668   $115,113
-------------------------------------------------------------------
  $325,000     $ 64,960   $ 86,613   $108,267   $129,920   $151,573
-------------------------------------------------------------------
  $400,000     $ 80,586   $107,448   $134,310   $161,172   $188,034
-------------------------------------------------------------------
  $475,000     $ 96,212   $128,282   $160,353   $192,424   $224,494
-------------------------------------------------------------------
  $550,000     $111,838   $149,117   $186,396   $223,675   $260,955
-------------------------------------------------------------------
  $625,000     $127,464   $169,951   $212,439   $254,927   $297,415
-------------------------------------------------------------------
  $700,000     $143,089   $190,786   $238,482   $286,179   $333,875
-------------------------------------------------------------------
  $775,000     $158,715   $211,620   $264,526   $317,431   $370,336
-------------------------------------------------------------------
  $850,000     $174,341   $232,455   $290,569   $348,682   $406,796
-------------------------------------------------------------------
  $925,000     $189,967   $253,290   $316,612   $379,934   $443,257
-------------------------------------------------------------------

     For purposes of determining benefits under the SGI Salaried Pension Plan for Mr. Osborne, Mr. Holmes and Mr. Hughes, credited years of service and the amount of covered compensation (salary plus bonuses paid in cash or stock) for 1998 were as follows: Mr. Osborne, 20 years and $759,167; Mr. Holmes, 24 years and $305,000; Mr. Hughes, 15 years and $179,276. Covered compensation, in each case, is equal to the salary reported for such officer in the Summary Compensation Table for 1998 plus the bonus reported for 1997 since bonuses earned in a given fiscal year are paid the following fiscal year.

     In calculating credited years of service under the SGI Salaried Pension Plan, years of service with Household or its former subsidiaries prior to the spin-off of the Company by Household in 1989 have been taken into account.

     The following table illustrates the amount of annual pension benefit payable under the Kysor Administrative Pension Plan for eligible employees retiring at age 65 with the following remuneration and number of credited years of service. The benefits shown are computed on a straight-life annuity basis.

                       KYSOR ADMINISTRATIVE PENSION PLAN

-------------------------------------------------------------------
                                 YEARS OF SERVICE
-------------------------------------------------------------------
   REMUNERATION    15        20         25         30         35
-------------------------------------------------------------------
  $100,000     $ 20,604   $ 27,472   $ 34,340   $ 41,208   $ 43,523
-------------------------------------------------------------------
  $150,000     $ 32,642   $ 43,523   $ 54,403   $ 65,284   $ 68,756
-------------------------------------------------------------------
  $200,000     $ 37,089   $ 49,452   $ 61,815   $ 74,177   $ 81,951
-------------------------------------------------------------------
  $250,000     $ 41,372   $ 56,115   $ 70,858   $ 85,601   $100,344
-------------------------------------------------------------------
  $300,000     $ 47,041   $ 64,934   $ 82,826   $100,718   $118,611
-------------------------------------------------------------------

     For purposes of determining benefits under the Kysor Administrative Pension Plan, in 1998 Mr. Frase was credited with 23 years of service and his amount of covered compensation (salary plus bonuses paid in cash or stock) was $208,976. Covered compensation is equal to the salary reported for Mr. Frase in the Summary Compensation Table for 1998 plus the bonus reported for 1997 since bonuses earned in a given fiscal year are paid the following fiscal year. In calculating credited years of service under the Kysor Administrative Pension Plan, Mr. Frase's years of service with Kysor prior to its acquisition by the Company in 1997 have been taken into account.

     Mr. Lanzani is not covered by SGI's Salaried Pension Plan or Kysor's Administrative Pension Plan. Mr. Lanzani does, however, have an agreement with the Company's Italian subsidiary, Frimont S.p.A. ("Frimont"), which provides that he will receive monthly payments beginning at the later of July 1, 1999 or termination of his employment and ending at his death. These monthly payments will equal .0133 times his average monthly compensation times his credited service. For purposes of the agreement, "average monthly compensation" means his regular salary plus short-term bonuses received during the five-year period prior to termination of employment divided by 60 and "credited service" means the number of years of continuous service from November 7, 1967 to the date of termination of employment. For purposes of this plan, Mr. Lanzani is currently credited with 31 years of service, and he received a total of $222,198 in salary and bonuses in 1998. If Mr. Lanzani's employment is terminated before he reaches age 65, then at age 65 he will begin receiving such monthly payments.

EXECUTIVE COMPENSATION AND SEVERANCE AGREEMENTS, INCLUDING CHANGE OF CONTROL PROVISIONS

     Mr. Osborne has entered into an employment agreement with SGI under which he was entitled, in 1998, to an annual base salary of $480,000, subject to annual review, and to benefits under SGI's benefit plans. See "Board Compensation Committee Report on Executive Compensation -- Base Salary." Effective March 1, 1999, Mr. Osborne's base salary was increased to $505,000. Under the agreement, Mr. Osborne was also eligible to receive, in 1998, an annual target bonus under the Company's Executive Incentive Compensation Program (the "Cash Incentive Program") equal to 60% of his annual salary. The agreement provides for certain continued compensation in the event of (1) termination of employment by SGI or its subsidiaries prior to age 65 for any reason other than willful and deliberate misconduct or disability for a specified period that prevents him from reasonably performing his duties, or (2) Mr. Osborne's resignation from his position prior to age 65 because of a reassignment to a position of lesser rank or status, reduction of salary, benefits or target bonus, or reassignment to a geographic area more than 50 miles from his residence as of the date the agreement was executed.

     In the event Mr. Osborne's employment is terminated or he resigns for any of the reasons described in the preceding paragraph, he will be entitled for the next 18 months to (1) continued salary at the rate at which last received, (2) continued target bonuses (prorated for such 18-month period) and (3) continuation of pension accrual, savings plan contributions, deferred compensation (if any) and medical and life insurance benefits or, with respect to the benefits described in clause (3), the economic equivalent thereof. Benefit plan accruals described in clause (3) that would be payable to Mr. Osborne on a deferred basis, were he to continue his employment, may be deferred or paid in an actuarially equivalent lump sum at the end of the 18-month period. Mr. Osborne's employment agreement further provides that SGI will reimburse Mr. Osborne for any excise tax due upon any of the benefits described in this paragraph and for any additional federal income and excise taxes due as the result of such reimbursement.

     Mr. Osborne and SGI have also entered into a separate, executive severance agreement (the "Severance Agreement") under which Mr. Osborne will be entitled to receive a single cash payment equal to the sum of

(1) three times the amount of his highest annual base salary in effect during the immediately preceding 12-month period and (2) three times the amount of the greater of his then current target bonus under the Cash Incentive Program or the average target bonus paid or payable to him under the Cash Incentive Program in the last five fiscal years, if at any time before he reaches age 65, Mr. Osborne's employment with SGI is terminated or he resigns for "good reason" following a "change of control" of the Company. Under such circumstances, Mr. Osborne will also become fully vested in any accrued benefits in which he is not then fully vested under SGI's Salaried Pension Plan and in any employer matching contributions in which he is not then fully vested under SGI's Tax Reduction Investment Plan ("TRIP") or Supplemental Tax Reduction Investment Plan. SGI will be obligated to pay Mr. Osborne, within 30 days of his termination or resignation, a lump sum equal to the actuarial equivalent of such accrued benefits under the SGI Salaried Pension Plan and the amount of such employer matching contributions. SGI will also be obligated to keep in full force and effect, for a period of three years, all medical and insurance policies provided to Mr. Osborne by SGI at the same level of coverage and upon the same terms and conditions in effect as of the date of termination of his employment. Any payments made and benefits provided to Mr. Osborne under the Severance Agreement will be in lieu of those payments and benefits to which Mr. Osborne would otherwise be entitled under his employment agreement. The Severance Agreement further provides that SGI will reimburse Mr. Osborne for any excise tax due upon any payment made as a result of a change of control and for any additional federal income and excise taxes due as the result of such reimbursement.

     For purposes of the Severance Agreement, a "change of control" will be deemed to have occurred if any of the events constituting a "change of control" for purposes of the Non-Employee Directors' Plan shall have occurred. See "PROPOSAL 2, PROPOSED AMENDMENT AND RESTATEMENT OF NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN -- Provisions Relating to Change of Control." Mr. Osborne will be deemed to have had "good reason" to terminate his employment with SGI following a change of control if, among other things, without his written consent, he is assigned to duties inconsistent with his duties or responsibilities with SGI immediately prior to the change of control, his salary or benefits are reduced, he is reassigned to any location other than the facility where he is located at the time of the change of control or, following a merger or consolidation in which the Company is not the surviving corporation or the transfer of all or substantially all of the assets of the Company to another corporation, SGI fails to obtain from such corporation an agreement to assume all of SGI's obligations under the Severance Agreement.

     Mr. Holmes, Mr. Lanzani, Mr. Hughes, and Mr. Frase also have employment agreements with SGI. Under their employment agreements with SGI, Mr. Holmes, Mr. Lanzani, Mr. Hughes, and Mr. Frase are currently entitled to annual base salaries of $242,000, 365,200,000 Lire (approximately $210,000 as of December 31, 1998), $156,000, and $158,000, respectively, subject to annual review. Under their employment agreements, each of these four executive officers was eligible to receive, in 1998, an annual target bonus equal to 35% of their annual salary. The remaining provisions of their employment agreements are identical to those of Mr. Osborne's employment agreement except that (1) the provisions relating to continuation of compensation apply for a period of 12, rather than 18 months,
(2) there is no provision in the agreements for reimbursement of excise taxes, and (3) each agreement will remain in effect, not until the executive officer who is a party to the agreement reaches age 65, but only until June 20, 2000, in the case of Mr. Holmes and Mr. Lanzani, October 15, 1999 in the case of Mr. Hughes, and December 18, 1999 in the case of Mr. Frase. Thereafter, the term of each agreement will be automatically extended each year for one additional year, unless the Compensation Committee delivers written notice of termination three months before the end of such term or extended term.

     Mr. Holmes and Mr. Lanzani have also entered into executive severance agreements with SGI. The provisions of those agreements are identical to the provisions of Mr. Osborne's Severance Agreement with SGI except that each of these officers will be entitled to receive a single cash payment equal to the sum of (1) two (rather than three) times the amount of his highest annual base salary in effect during the immediately preceding 12-month period and (2) two (rather than three) times the amount of the greater of his then current target bonus or the average target bonus paid or payable to him under the Cash Incentive Program in the preceding five fiscal years, if at any time before he reaches age 65, his employment is terminated or he resigns for "good reason" following a "change of control" of the Company. Unlike Mr. Osborne's Severance Agreement, such agreements may be terminated prior to the occurrence of a change of control by SGI upon six months' prior notice to the executive who is a party to the agreement, provided that, to the knowledge of the board of directors of SGI, no person has taken, at the time of such notice, steps reasonably calculated to effect a change of control.

OTHER AGREEMENTS

     Mr. Lanzani has an agreement with Frimont which provides that, so long as he is employed in his present position at Frimont, he will receive 2.4% of the annual net operating income of Frimont. This agreement replaced his prior ownership of 10% of the shares of Frimont. Since the payments made to Mr. Lanzani pursuant to this agreement replaced his prior ownership of shares of Frimont stock, the Company does not consider these payments to be cash compensation for services rendered and, accordingly, such payments have not been included in the summary compensation table set forth above.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is responsible for developing executive compensation philosophies, determining the components of the executive compensation program, and assuring that the executive compensation program is administered in a manner consistent with its philosophies and objectives. All persons who were members of the Compensation Committee during the Company's last fiscal year were outside directors of the Company.

     The Committee believes that since each executive officer is in a position to make substantial contributions to the long-term success of the Company, the Company's executive compensation program should be structured to provide meaningful incentives to increase shareholder value. On an annual basis, the Committee reviews the actual results of each executive officer's performance against the objectives established by, and for, such executive for the preceding year. The Committee also reviews the components of the compensation program and plan for each executive officer for the upcoming year and relies upon the advice of independent compensation consultants regarding the competitiveness of the Company's compensation programs. The Committee approves the compensation plan for each executive officer with such modifications as it deems appropriate. During the year, the Committee reviews individual salaries in conjunction with the criteria for base salaries set forth below, taking into account any significant event that could affect program objectives and design.

     The Company's executive compensation program is comprised of a base salary, an annual cash incentive compensation program, and a long-term incentive compensation plan in the form of stock options, stock appreciation rights, restricted stock and restricted stock rights. In addition, executives are eligible for other benefits that are generally available to employees of the Company, including insurance coverage, retirement plans and vacations and holidays.

  Base Salary

     Base salary ranges for executives are set at the 50th percentile of the national marketplace for manufacturing companies with sales in the range of $500 to $700 million. In determining salaries, the Committee takes into account salary rates compared with the marketplace, the performance of individuals and other factors deemed relevant by the Committee.

     Mr. Osborne's base salary for 1998 was fixed at $480,000, an increase of 7.9% over his 1997 base salary of $445,000. Despite the increase, Mr. Osborne's 1998 base salary was nevertheless somewhat below the median of chief executive officers of comparably sized manufacturing companies.

  Executive Incentive Compensation Program

     The Executive Incentive Compensation Program is a cash bonus program designed to provide increased incentives to key executives to meet or exceed aggressive financial targets and to accomplish significant projects contributing to the Company's success.

     The targets for awards under this program are set at the 50th percentile of the national marketplace. Incentives earned are based primarily on performance compared with financial targets established for the Company and/or a subsidiary or division of the Company at levels approved by the Committee. The financial targets include targets for earnings and cash flow. A portion of earned awards are based on discretionary factors to reflect individual contributions to the Company's success each year.

     In 1998, Mr. Osborne was eligible to receive incentive compensation ranging from 0% to 120% of his annual base salary, with a target payout of 60% of his annual base salary. For 1998, Mr. Osborne received a bonus of 69% of his annual base salary. In reviewing Mr. Osborne's incentive amount, the Committee considered the Company's operating performance in 1998 and other accomplishments affecting the Company's long-term growth. During 1998, the Company consolidated its international beverage systems operations and strengthened its position with major soft-drink suppliers in both Europe and the United States. The Company took numerous other steps intended to enhance its long-term performance, including the expansion of Kysor's Tennessee plant, and the implementation of demand-flow manufacturing and enhanced product delivery systems at The Delfield Company, the Company's wholly-owned subsidiary. The Company acquired, through Kysor, a controlling interest in Austral Refrigeration Pty. Limited, an Australian company, thus strengthening its position in Australia and facilitating future expansion into Southeast Asian markets. The Company also acquired, through its subsidiary Scotsman Drink Ltd., a one-third stake in Total Cellar Systems, an installer and servicer of beer dispensing equipment in the United Kingdom. In the light of such accomplishments, the Committee believes that the incentive award granted to Mr. Osborne was appropriate.

  Long-Term Executive Incentive Compensation Plan

     The Committee believes that long-term incentives should provide significant portions of total compensation for executives while encouraging long-term stock ownership. The objectives of the Long-Term Executive Incentive Compensation Plan (the "Long-Term Incentive Plan") are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return. The

Committee endorses the value of stock ownership as an incentive for Company executives to increase shareholder value through improved executive performance.

     The Committee has established programs for each executive officer under the Long-Term Incentive Plan which provide for stock option grants with a value equal to the value of the awards granted to persons holding commensurate positions at similar-sized companies. The option exercise price is equal to the fair market value of the Common Stock on the date of the grant. Value to the executive is dependent upon an increase in the share price above the option exercise price. The program established for Mr. Osborne under the Long-Term Incentive Plan is based on competitive market data with the value determined by the widely accepted Black-Scholes methodology. In 1998, the Committee approved a stock option grant with a value commensurate with the market average. The Committee believes that an appropriate portion of Mr. Osborne's total compensation is tied directly to shareholder value.

  Benefit Programs

     The Company provides its executive officers with insurance plans, including medical, dental, life, accidental death and dismemberment, travel and accident, and disability insurance plans, retirement programs and vacation and holiday plans. These plans are generally available to the Company's employees.

  Tax Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code (the "Code") and related regulations provide that a public company may not deduct, for federal income tax purposes, compensation in excess of $1 million per year paid to the chief executive officer and each of the four other most highly compensated executive officers employed by the company at year-end, other than compensation which qualifies as "performance-based compensation" under the Code and related regulations or is otherwise exempt from the provisions of Section 162(m). Stock options and stock appreciation rights granted to such officers under the Long-Term Incentive Plan, as amended in 1997, should qualify as performance-based compensation under Section 162(m). All compensation paid to the Company's chief executive officer and four other most highly compensated officers was deductible in 1997 and is expected to be deductible in 1998. In designing future compensation programs for the chief executive officer and other highly compensated executive officers, the Committee will take into account the deductibility of such compensation under Section 162(m). The Committee may recommend, in the future, steps to assure the deductibility of other forms of compensation paid by the Company, in the event that the Committee determines that the benefits of such deductibility to the Company outweigh any loss of flexibility or other disadvantages involved in qualifying such compensation as performance-based compensation under Section 162(m).

                                            Frank W. Considine, Committee
                                            Chairman
                                            Donald C. Clark, Committee Member
                                            Richard L. Thomas, Committee Member

COMMON STOCK PERFORMANCE

     The graph below compares the cumulative total shareholder return on the Common Stock for the last five fiscal years with the cumulative total return of the Russell 2000 Index and the S&P Diversified Manufacturing Index over the same period. Most of the Company's direct competitors are private companies or small segments of larger companies and do not permit construction of a realistic peer group. Therefore, the S&P Diversified Manufacturing Index has been used in lieu of a peer group for this comparison.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                       SCOTSMAN INDUSTRIES, RUSSELL 2000,
                       AND S&P DIVERSIFIED MANUFACTURING
PERFORMANCE GRAPH

                                                                                                             S&P DIVERSIFIED
                                                   SCOTSMAN INDUSTRIES            RUSSELL 2000                MANUFACTURING
                                                   -------------------            ------------               ---------------
12/31/93                                                 100.00                      100.00                      100.00
12/31/94                                                 122.04                       98.18                      103.63
12/31/95                                                 126.32                      126.10                      145.87
12/31/96                                                 170.13                      146.90                      201.02
12/31/97                                                 176.64                      179.75                      239.34
12/31/98                                                 149.25                      175.18                      277.09

    Assumes $100 invested on December 31, 1993 in the Common Stock, Russell 2000, and S&P Diversified Manufacturing Group.

* Total return assumes reinvestment of dividends on a quarterly basis.

                                   PROPOSAL 2
                     PROPOSED AMENDMENT AND RESTATEMENT OF
                   NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

     The Company's Non-Employee Directors' Plan has been in effect since August 11, 1994, and was approved by the Company's shareholders at the 1995 Annual Meeting. The purpose of the Non-Employee Directors' Plan is to enhance the Company's ability to attract and retain non-employee directors of exceptional competence and to promote the achievement of the long-term objectives of the Company by more closely aligning the personal financial interests of non-employee directors with the interests of the Company's shareholders. As currently in effect, the Non-Employee Directors' Plan provides for (1) an automatic annual award of options to purchase 1,000 shares of Common Stock to non-employee directors who have served at least six months on the Board, and (2) an automatic award of options to purchase 2,000 shares of Common Stock to each newly appointed or elected non-employee director of the Company. An aggregate total of 100,000 shares are currently authorized for issuance under the plan.

     At the time of its adoption, the Non-Employee Directors' Plan was structured as a "formula plan" in order to comply with certain disinterested administration requirements then in effect under Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934, as amended. Under a formula plan, awards are made automatically in the amounts and at the price and times specified in the plan. As a result of certain 1996 amendments to Rule 16b-3, the Company is no longer required to structure the Non-Employee Directors' Plan as a formula plan in order to permit transactions under the plan to qualify as exempt under certain U.S. securities laws relating to officer and director transactions in the Company's stock. The Board of Directors believes that it is in the best interests of the Company to give the Board of Directors the flexibility to adjust, from time to time, the number of options granted to new and continuing directors under the Plan in order to ensure that the Company remains competitive in attracting and retaining highly qualified non-employee directors. All such awards would remain subject to the overall limitation on the number of shares issuable under the plan, as approved by the Company's shareholders.

     The Board of Directors also believes that it is in the Company's best interests to amend the Non-Employee Directors' Plan to increase the number of shares issuable under the plan from 100,000 to 200,000 shares. As of the date of this proxy statement, a total of 56,000 shares of Common Stock remain issuable under the plan.

     At its May 14, 1998 and February 11, 1999 meetings, the Board of Directors therefore adopted, subject to shareholder approval, certain amendments to the Non-Employee Directors' Plan and approved an amended and restated plan (the "Amended and Restated Plan") which, among other things, (1) increases the number of shares issuable under the plan from 100,000 to 200,000 shares, (2) permits the Board of Directors to specify, from time to time, by resolution adopted by the Board, the number of options to be awarded each year to directors under the plan and to newly elected or appointed non-employee directors, subject in each case to the aggregate number of shares of Common Stock issuable under the plan, and (3) limits the circumstances under which shareholder approval will be required for future amendments to the plan to certain specified types of material amendments and amendments for which such approval is required by law or the rules of any exchange on which the Common Stock is listed. The Board of Directors also adopted certain other amendments to the plan to clarify the provisions of the plan relating to the methods of payment of the exercise price of options granted under the plan and to the assignment of options for estate planning purposes, and to increase the period in which a non-employee director or his permitted transferee may exercise an option, if the director's service on the Board is terminated as a result of death or disability. All of these amendments are more fully described below.

     The affirmative vote of a majority of the votes cast by the holders of Common Stock present, in person or by proxy, and entitled to vote at the 1999 Annual Meeting is required in order to approve the Amended and Restated Plan. Abstentions will be counted in determining the total number of votes cast on the proposal to approve the Amended and Restated Plan. As a result, an abstention will have the same practical effect as a vote "Against" the approval of the Amended and Restated Plan. If the Amended and Restated Plan is not approved by the Company's shareholders, the Non-Employee Directors' Plan will remain in effect in its current form.

     A copy of the Amended and Restated Plan is attached as Exhibit A to this Proxy Statement. The following discussion of the material features and provisions of the Amended and Restated Plan is qualified in its entirety by reference to the Amended and Restated Plan attached as Exhibit A.

ADMINISTRATION

     The Non-Employee Directors' Plan is administered by the Board of Directors, subject to the certain restrictions specified in the plan. The Board of Directors has full authority to interpret and administer the plan. Under the Non-Employee Directors' Plan, as currently in effect, the Board does not have the authority to determine the criteria for eligibility to participate in the plan, the number of options or shares of Common Stock subject to options granted under the plan, the option exercise price, the vesting period, or the timing of the grant of options under the plan. All such determinations are automatically made pursuant to the provisions of the plan. If the Amended and Restated Plan is approved, the Board will expressly have the discretion to determine the number of options, or shares of Common Stock subject to options, granted to directors under the plan, as further described below, subject to the maximum number of shares issuable under the plan. It may also have the authority to make certain other determinations, as described below. See "-- Amendment and Duration."

SHARES SUBJECT TO THE PLAN

     Under the Non-Employee Directors' Plan as currently in effect, up to 100,000 shares of Common Stock are available for grants under the plan. If the Amended and Restated Plan is adopted, up to 200,000 shares of Common Stock will be available for grant.

     Common Stock issued pursuant to options granted under the Non-Employee Directors' Plan may consist of authorized and previously unissued shares of Common Stock or of Common Stock held in the Company's treasury. The grant of an option will reduce the number of shares of Common Stock available for future grants under the plan by the number of shares of Common Stock subject to such option. If an option granted under the Non-Employee Directors' Plan terminates or lapses for any reason, any shares of Common Stock subject to such option will again be available for grant. In the event of a stock dividend, stock split, recapitalization, reorganization, merger, consolidation or other change in the Company's capitalization, the Board of Directors has the authority to make appropriate adjustments in the price, number of shares of Common Stock, the kind of securities subject to options or the terms of such options in order to prevent dilution or enlargement of rights under the options. In addition, the Board of Directors may also adjust the number of shares or kinds of securities available for grant under the plan to reflect any such corporate changes.

ELIGIBILITY

     Only directors of the Company who are not otherwise employees of the Company or any of its subsidiaries and who are serving on the Board of Directors on the date of each permitted type of grant under the Non-Employee Directors' Plan will be eligible to participate in the plan. As of the date of this proxy statement, the Company has seven non-employee directors -- Messrs. Clark, Considine, Hamilton, Kennedy, O'Connor, Rettig and Thomas. As President and Chief Executive Officer of the Company, Mr. Osborne is not eligible to participate in the Non-Employee Directors' Plan.

OPTIONS

     Grant of Options. Under the Non-Employee Directors' Plan as currently in effect, each newly elected or appointed non-employee director automatically receives an option to purchase 2,000 shares of Common Stock on the next business day following the date of his or her election or appointment to the Board. If the Amended and Restated Plan is approved, subject to the limitation on the number of shares of Common Stock available for issuance under the plan, the Board of Directors will have the authority to determine, by resolution adopted by the Board, the number of options that each newly elected or appointed non-employee director will receive upon his or her election or appointment to the Board. Concurrently with its adoption of the Amended and Restated Plan, the Board of Directors fixed that number at 2,000 -- the number authorized under the Non-Employee Directors' Plan, as currently in effect. If the Amended and Restated Plan is approved, however, the Board of Directors will be able to adjust that number as it deems appropriate in order to attract qualified non-employee directors to fill future vacancies on the Board.

     Under the Non-Employee Directors' Plan as currently in effect, each non-employee director who has served at least six months on the Board of Directors automatically receives an option to purchase 1,000 shares of Common Stock on the next business day following each annual meeting. If the Amended and Restated Plan is approved, subject to the limitation on the aggregate number of shares of Common Stock available for issuance under the plan, the Board of Directors will have the authority to adjust, from time to time, the number of options that each non-employee director will receive on such date. At its May 14, 1998 meeting, subject to shareholder approval, the Board of Directors increased that number to 2,000 shares. If the Amended and Restated Plan is approved, the Board of Directors will be permitted to adjust that number as it deems appropriate in order to ensure that the Company's annual compensation of non-employee directors remains competitive.

     Option Price. The purchase price per share of Common Stock to be paid by a non-employee director upon the exercise of an option granted under the Non-Employee Directors' Plan will be equal to the fair market value of a share of Common Stock on the date on which the option was granted. For purposes of the Non-Employee Directors' Plan, fair market value is defined as the average of the high and low sales prices for the Common Stock, as reported on the New York Stock Exchange, on such date or, if no sales are reported, the weighted average of the mean of the high and low sales prices reported on the New York Stock Exchange on the nearest days before and after such date.

     Vesting of Options. Each option granted under the Non-Employee Directors' Plan will vest 100% on the day before the first annual meeting which follows the date of the grant of such option. Notwithstanding the provisions of the preceding sentence, options held by a non-employee director will become immediately vested upon the death or disability of the non-employee director during his or her service as a director or upon a

"change of control" of the Company, as defined in the Non-Employee Directors' Plan. See "-- Provisions Relating to a 'Change of Control' of the Company." If a non-employee director ceases to be a director for any reason other than death, disability or a change of control of the Company, all options which have not vested at the time that he or she ceases to be a director will be forfeited, and any shares of Common Stock subject to such options will again be available for grants under the Plan.

     Exercise of Options. Each option will expire on the date which is 10 years and one day from the date on which the option was granted, subject to the provisions of the Non-Employee Directors' Plan relating to the termination of a non-employee director's service as a director. Under the Non-Employee Directors' Plan as currently in effect, if a non-employee director's service on the Board of Directors is terminated as a result of death or disability, any option held by that director or that director's permitted transferees under the plan may be exercised within one year following the date of such termination or until the expiration date of such option, whichever period is shorter. If the Amended and Restated Plan is approved, the period during which any such option may be exercised will be extended to three years following the date of termination or until the expiration date of the option, whichever period is shorter. If a non-employee director ceases to be a director for any reason other than death, disability or a change of control of the Company, all options held by such non-employee director or his or her permitted transferees which are vested as of the date of termination may be exercised within six months following such date or until the expiration date of such option, whichever period is shorter. Any option which vests pursuant to a change of control of the Company may be exercised at any time prior to the expiration date of such option.

     Under the Non-Employee Directors' Plan as currently in effect, payment for shares purchased upon exercise of an option must be made in cash or in shares of Common Stock at the then fair market value of such shares or by a combination of cash and shares. The Amended and Restated Plan expands upon that provision and expressly states that, subject to certain requirements of the Amended and Restated Plan, payment may be made (1) in cash, (2) in cash received from a broker-dealer to whom a fully endorsed option has been submitted, (3) in shares of Common Stock, either delivered to the Company or withheld by the Company upon exercise of the option, with such shares being valued, in each case, at the then fair market value of such shares; (4) by any other form of payment that the Board has authorized at the time of grant; or (5) by any combination of the preceding methods of payment.

     Under the Non-Employee Directors' Plan as currently in effect, an option may be sold, assigned or otherwise transferred only (1) by will or by the laws of descent and distribution, or (2) solely for the purposes of estate planning, by transfer to members of the non-employee director's family or to family partnerships or trusts of which the sole beneficiaries are the non-employee director and members of such director's family. The Amended and Restated Plan explicitly defines the categories of persons included within the definition of a family member and also permits assignments to charitable organizations. The Amended and Restated Plan also expressly provides that assignments are permitted only if the non-employee director does not receive any compensation in connection with the assignment and complies with certain procedural requirements under the plan.

PROVISIONS RELATING TO A "CHANGE OF CONTROL" OF THE COMPANY

     For purposes of the Plan, a "change of control" will be deemed to have occurred if any of the following events occurs:

          (1) subject to certain specified exceptions, any individual, entity, or group, including any "person" (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act) acquires beneficial ownership of 20% or more of the Common Stock or of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Voting Securities");

          (2) persons who were directors of the Company as of effective date of the Non-Employee Directors' Plan or persons nominated by those directors to succeed to their positions or their successors (the "Incumbent Board") cease to constitute a majority of the Board of Directors of the Company;

          (3) the shareholders approve a reorganization, merger or consolidation of the Company, unless, following such reorganization, merger or consolidation, (A) more than 60% of the Common Stock and 60% of the Voting Securities are owned by all or substantially all of the same persons who were beneficial owners of such securities immediately prior to such reorganization, consolidation or merger, in substantially the same proportions relative to one another, (B) no person beneficially owns 20% or more of the common stock or voting securities of the surviving corporation, other than specified entities controlled by the Company or a person who beneficially owned 20% or more of the Common Stock or the Voting Securities immediately prior to the reorganization, consolidation or merger, and (C) at least a majority of the members of the board of directors of the surviving corporation were members of the Incumbent Board; or

          (4) the shareholders approve a plan of liquidation or dissolution of the Company or the sale or disposition of all or substantially all of the assets of the Company to another corporation other than a corporation which meets the following requirements: (A) more than 60% of the common stock and 60% of the voting securities of the corporation are owned by all or substantially all of the same persons who were beneficial owners of the Common Stock and the Voting Securities immediately prior to such sale or disposition, in substantially the same proportions relative to one another,
     (B) no person beneficially owns 20% or more of the common stock or voting securities of the corporation, other than specified entities controlled by the Company or a person who beneficially owned 20% or more of the Common Stock or the Voting Securities immediately prior to such sale or disposition, and (C) at least a majority of the members of the board of directors of the corporation were members of the Incumbent Board.

AMENDMENT AND DURATION

     Under the Non-Employee Directors' Plan as currently in effect, the Board of Directors may amend, modify or terminate the plan at any time. The Board of Directors, however, may not amend or modify the plan, without shareholder approval, if the amendment (1) would materially increase the number of shares available for grants of options under the plan, (2) would change the class of persons eligible to participate in the plan, (3) would materially increase the benefits accruing to non-employee directors under the plan, or (4) would require the approval of the shareholders of the Company under applicable law or the rules of any national securities exchange on which the Common Stock is then listed.

     Under the Amended and Restated Plan, the Board of Directors may also amend, modify or terminate the plan at any time. The Board of Directors, however, will not be permitted to amend or modify the plan, without shareholder approval, if the amendment (1) would increase the number of shares of Common Stock issuable under the plan, (2) would change the option price of an option granted under the plan, or (3) would require the approval of the shareholders of the Company under applicable law or the rules of any national securities exchange on which the Common Stock is then listed or reported. The New York Stock Exchange currently requires shareholder approval of an amendment to a previously approved plan if the amendment would expand the class of directors or officers eligible to participate in the plan or materially increase the benefits accruing to such directors or officers under the plan. So long as the Common Stock is listed on the New York Stock Exchange, the proposed modifications to the amendment provisions of Non-Employee Directors' Plan should thus have no effect, as a practical matter, on the circumstances under which shareholder approval of future amendments is required until such time, if any, as the New York Stock Exchange changes its shareholder approval requirements for amendments to such plans.

     The Board of Directors may not amend, modify or terminate a previously granted option in a manner which materially and adversely affects the rights of the option holder, without the consent of the option holder.

     Unless terminated sooner by the Board of Directors, the Non-Employee Directors' Plan will remain in effect until all shares of Common Stock subject to the plan shall have been purchased or acquired in accordance with the plan.

ADDITIONAL BENEFITS UNDER THE AMENDED AND RESTATED PLAN

     The following table sets forth information concerning the options which will have been granted under the Non-Employee Directors' Plan in the fiscal year ended January 3, 1999 if the Amended and Restated Plan is approved by the shareholders. Information relating to employee directors, executive officers and other employees of the Company is not included because such persons are not eligible to participate in the plan.

                   NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                            OPTIONS GRANTED IN 1998

-------------------------------------------------------------------------------------------------------
                           GROUP                                NUMBER OF OPTIONS    EXERCISE PRICE
-------------------------------------------------------------------------------------------------------
  All Non-Employee Directors as a Group                           16,000               (1)
-------------------------------------------------------------------------------------------------------

---------------
(1) The exercise price for all options granted under the Non-Employee Directors' Plan equals the fair market value (the average of the high and low prices for the Common Stock as reported on the New York Stock Exchange) on the date of grant. Of the 16,000 options granted under the Non-Employee Directors' Plan in 1998, 14,000 options were granted on May 15, 1998 at an exercise price of $28.00, and 2,000 options were granted on October 21, 1998 at an exercise price of $15.03125.

Of the 16,000 options granted under the Non-Employee Directors' Plan in 1998, 10,000 options were granted under the terms and conditions of the plan, as currently in effect. Such grants are not subject to shareholder approval and will not be affected by shareholder approval or disapproval of the Amended and Restated Plan.

     On March 19, 1999, the last sales price of the Common Stock, as reported on the New York Stock Exchange, was $18.9375. If the 2,000 options granted on October 21, 1998 under the Non-Employee

Directors' Plan had been exercisable as of March 19, 1999, the dollar value (i.e., the difference between the last sales price of the Common Stock as of such date and the exercise price) of each such option would have been $3.91 per option. The 14,000 options granted on May 15, 1998 would have had no value if they had been exercisable as of March 19, 1999, since their exercise price is higher than the sales price of the Common Stock on that date.

FEDERAL INCOME TAX CONSEQUENCES

     The options granted under the Non-Employee Directors' Plan will be non-statutory options not intended to qualify under Section 422(a) of the Code. The grant of any option under the Non-Employee Directors' Plan will not give rise to taxable income to the non-employee director or to a tax deduction for the Company. The option holder will recognize as ordinary income upon exercise of the option an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the option exercise price. The Company will be entitled to a deduction in an amount equal to, and at the same time that, income is recognized by the option holder.

     If the option holder pays the exercise price of an option in cash, his or her original tax basis in the Common Stock acquired upon exercise of the option will be equal to the sum of the exercise price paid plus the amount that the option holder is required to recognize as income as a result of the exercise of the option. If the option holder pays the exercise price of an option by tendering other Common Stock then owned by the option holder, the option holder will not recognize any gain or loss on the tendered stock, and the option holder's original tax basis for an equal number of shares of Common Stock acquired upon exercise of the option will be the same as the option holder's adjusted tax basis in the tendered stock. The remaining acquired Common Stock will have an original tax basis equal to the sum of the amount of the exercise price paid in cash, if any, plus any amount which the option holder is required to recognize as income as a result of the exercise of the option.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN. UNLESS OTHERWISE DIRECTED IN THE PROXY, THE PERSONS NAMED IN THE ACCOMPANYING PROXY INTEND TO VOTE SUCH PROXY "FOR" PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following persons are known to the Company to be the beneficial owners of more than 5% of the outstanding Common Stock as of the most recent date prior to the preparation of this Proxy Statement for which information is available to the Company.

------------------------------------------------------------------------------------------------------
                                                                 NUMBER OF SHARES     PERCENT OF CLASS
                                                                 OF COMMON STOCK         OF COMMON
            NAME AND ADDRESS OF BENEFICIAL OWNER                BENEFICIALLY OWNED        STOCK(1)
------------------------------------------------------------------------------------------------------
  Brinson Partners, Inc.
  UBS AG....................................................         829,200(2)             7.83%
  209 South LaSalle Street
  Chicago, Illinois 60604-1295
------------------------------------------------------------------------------------------------------
  Harris Associates L.P.
  Harris Associated Investment Trust........................         855,200(3)             8.07%
  Two North LaSalle Street
  Suite 500
  Chicago, Illinois 60602-3790
------------------------------------------------------------------------------------------------------
  Lazard Freres & Co. LLC...................................         597,000(4)             5.63%
  30 Rockefeller Plaza
  New York, New York 10020
------------------------------------------------------------------------------------------------------
  Neuberger & Berman, LLC...................................       1,244,700(5)            11.74%
  605 Third Avenue
  New York, New York 10158-3698
------------------------------------------------------------------------------------------------------
  Samuel R. Shapiro
  Shapiro Capital Management Company, Inc. .................       1,115,700(6)            10.52%
  3060 Peachtree Road, N.W.
  Atlanta, Georgia 30305
------------------------------------------------------------------------------------------------------

---------------
(1) Based upon a total of 10,602,748 shares of Common Stock issued and outstanding on February 15, 1999.

(2) Based on information provided in a Schedule 13G, as amended, filed with the Securities and Exchange Commission (the "SEC") on February 16, 1999, by Brinson Partners, Inc. ("BPI") and UBS AG. According to the filing, BPI is an investment adviser and an indirect, wholly owned subsidiary of UBS AG, which is a bank. BPI and UBS AG, by reason of its indirect ownership of BPI, have shared voting and shared dispositive power with respect to all 829,200 shares of Common Stock reported.

(3) Based on information provided in two Schedule 13G's, as amended, as filed with the SEC on February 11, 1999, the one by Harris Associates L.P. ("Harris") and the other by Harris Associated Investment Trust, series designated The Oakmark Small Cap Fund (the "Trust"). According to the filings, Harris serves as investment adviser to the Trust, which owns 835,200 of the shares reported. The Trust and Harris, by reason of its investment advisory relationship to the Trust, have shared dispositive power and shared voting power with respect to the 835,200 shares owned by the Trust, and Harris has sole dispositive power but no voting power with respect to an additional 20,000 shares.

(4) Based on information provided in a Schedule 13G, filed with the SEC on February 16, 1999, by Lazard Freres & Co. LLC. According to the filing, Lazard Freres & Co. LLC has sole dispositive power with respect to all 597,000 shares, sole voting power with respect to 536,400 shares, and no voting power with respect to the remaining shares.

(5) Based on information provided in a Schedule 13G, as amended by Amendment No. 7, filed with the SEC on March 3, 1999 by Neuberger & Berman LLC. According to the filing, Neuberger & Berman LLC has shared dispositive power with respect to all 1,244,700 shares, sole voting power with respect to 785,600 shares and no voting power with respect to the remaining shares. According to the filing, the shares do not include 170,500 shares of Common Stock owned by principals of Neuberger & Berman LLC in their personal securities accounts as to which Neuberger & Berman LLC disclaims beneficial ownership.

(6) Based on information provided in a Schedule 13G, filed with the SEC on April 9, 1998 by Shapiro Capital Management Company, Inc. ("SCMC") and Samuel R. Shapiro. According to the filing, SCMC has sole voting power and sole dispositive power with respect to all 1,115,700 shares, and Mr. Shapiro is the president, a director and a majority shareholder of SCMC and may be deemed to have beneficial ownership of the shares reported by virtue of that affiliation. According to information reported by on-line service provider, in a Schedule 13F filed with the SEC for the fiscal quarter ended December 31, 1998, SCMC reported sole voting and dispositive power with respect to 1,411,650 shares or 13.31% of the outstanding Common Stock.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Directors, officers and beneficial owners of more than 10 percent of the outstanding shares of the Common Stock are required to file with the SEC reports on Forms 3, 4 and 5 reflecting certain changes in their beneficial ownership of the Common Stock. Pursuant to regulations adopted by the SEC, the Company is required to disclose each such person who failed to file any such report on a timely basis during the Company's most recent fiscal year. Based solely on a review of the Forms 3, 4 and 5 furnished to the Company and any amendments thereto, the Company believes that all of its officers, directors and greater than 10 percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during the 1998 fiscal year, except for Mr. David Frase, who failed to file a Form 4 on a timely basis reporting a transaction in the Common Stock on October 22, 1998, and Mr. Graham Tillotson, who failed to file on a timely basis Form 4's reporting transactions in the Common Stock on April 8, 1998 and August 18, 1998.

AUDITORS

     The independent public accounting firm of Arthur Andersen LLP has audited the Company's consolidated 1998 financial statements. Arthur Andersen LLP will serve as the Company's independent auditors in 1999. A representative from Arthur Andersen LLP will be present at the 1999 Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

NOTICE PROVISIONS FOR SHAREHOLDER PROPOSALS AND SHAREHOLDER NOMINATIONS OF DIRECTORS

     The Company's by-laws establish an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors of the Company, of candidates for election as directors (the "Nomination Procedure") and with regard to certain matters to be brought before an annual meeting of shareholders of the Company (the "Business Procedure").

     The Nomination Procedure provides that only persons who are nominated by, or at the direction of, the Board of Directors or by a shareholder who has given timely written notice to the Secretary of the Company prior to the meeting at which directors are to be elected will be eligible for election as directors of the Company. The Business Procedure provides that at an annual meeting, and subject to any other applicable requirements, only such business may be conducted as has been brought before the meeting by, or at the direction of, the Board of Directors or by a shareholder who has given timely prior written notice to the Secretary of the Company of such shareholder's intention to bring such business before the meeting. In order for business to be properly brought before an annual meeting, such business must also be a proper matter for shareholder action. To be timely, notice of a nomination or proposed business must be received by the Company not later than the close of business on the 60th day nor earlier than the close of business on the 90th day before the first anniversary of the preceding year's annual meeting.

     Special provisions apply if the date of an annual meeting is more than 30 days before or 60 days after such anniversary date. Under those circumstances, in order to be timely, notice must be received by the Company not earlier than the close of business on the 90th day before the date of the annual meeting nor later than the later of (i) the close of business on the 60th day before the annual meeting or (ii) the close of business on the 10th day after the date on which the Company first publicly announces the meeting (either by a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or by a filing with the Securities and Exchange Commission). Special provisions also apply in the event that the number of directors to be elected at an annual meeting is increased and there is no such public announcement naming all of the nominees for directors or specifying the size of the increased board at least 70 days before the first anniversary of the preceding year's annual meeting. Under those circumstances, a notice shall be timely, but only with respect to nominees for any new positions created by the increase, if the notice is received by the Company not later than the close of business on the 10th day after the date that the Company first makes such a public announcement. Any shareholder who gives notice of the nomination of any person for election as a director or notice of business to be brought before an annual meeting must be a shareholder of record at the time of the giving of notice and entitled to vote on the matter with respect to which such notice is given.

     Under the Nomination Procedure, notice to the Company from a shareholder who proposes to nominate a person at an annual meeting for election as a director must contain certain information about that person, including age, business and residence addresses, principal occupation, the class and number of shares of Common Stock beneficially owned and such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee (including such person's written consent to being named as a nominee and to serving as a director if elected). Under the Business Procedure, notice relating to the conduct of business other than the nomination of directors at an annual meeting must contain certain information about the business to be brought, including a brief description of the business, the reasons for conducting such business at the annual meeting, and any material interest of such shareholder in the business so proposed. Any notice given under either the Nomination Procedure or the Business Procedure must also contain certain information about the shareholder giving such notice and the beneficial owner, if any, on whose behalf the nomination or proposal has been made, including the name and address of the shareholder as they appear on the Company's books, the name and address of such beneficial owner, if any, and the number of shares of Common Stock owned beneficially and of record by such shareholder and beneficial owner, if any.

     If the Chairman or other officer presiding at a meeting determines that a person was not nominated in accordance with the Nomination Procedure, such person will not be eligible for election as a director, or if such Chairman or other officer determines that other business was not properly brought before such meeting in accordance with the Business Procedure, such business will not be conducted at such meeting. Nothing in the Nomination Procedure or the Business Procedure will preclude discussion by any shareholder of any nomination or business properly made or brought before the annual meeting in accordance with the above-mentioned procedures.

1998 ANNUAL MEETING OF THE COMPANY'S SHAREHOLDERS

     Proposals from shareholders to be presented at the 2000 annual meeting of the shareholders of the Company must be received by the Company on or before December 2, 1999 in order to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting.

OTHER BUSINESS

     The management of the Company knows of no business other than that stated in this Proxy Statement which will be presented for action at the 1999 Annual Meeting. If however, other business should properly come before the meeting, the persons designated in the enclosed proxy will vote or refrain from voting in respect thereof in accordance with their best judgment.

     THE COMPANY WILL PROVIDE WITHOUT COST TO ANY SHAREHOLDER A COPY OF THE COMPANY'S REPORT ON FORM 10-K FOR ITS MOST RECENT FISCAL YEAR, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES, WHICH THE COMPANY IS REQUIRED TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. A COPY OF THE FORM 10-K IS INCLUDED AS PART OF THE ANNUAL REPORT WHICH ACCOMPANIES THIS PROXY STATEMENT. WRITTEN REQUESTS FOR ADDITIONAL COPIES OF THE REPORT SHOULD BE DIRECTED TO SCOTSMAN INDUSTRIES, INC., 820 FOREST EDGE DRIVE, VERNON HILLS, ILLINOIS 60061,
ATTENTION: DONALD D. HOLMES, SECRETARY.

                                                                       EXHIBIT A

                           SCOTSMAN INDUSTRIES, INC.
                    NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
    (AS AMENDED AND RESTATED BY THE BOARD OF DIRECTORS ON FEBRUARY 11, 1999)

                                   ARTICLE 1
                                  DEFINITIONS

     Whenever used in the Plan, the following terms shall have the meanings set forth below:

     1.1 AWARD AGREEMENT. "Award Agreement" means an agreement entered into by and between the Company and a Non-employee Director, setting forth the terms and provisions applicable to an Option granted under the Plan.

     1.2 BENEFICIAL OWNER. "Beneficial Owner" shall have the meaning given such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

     1.3 BOARD OR BOARD OF DIRECTORS. "Board" or "Board of Directors" means the board of directors of the Company.

     1.4 CHANGE IN CONTROL. A "Change in Control" of the Company shall be deemed to have occurred upon the occurrence of any of the following:

     (1) the acquisition by any Person of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act of 20% or more of either (i) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in
Control: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (i), (ii) and (iii) of subsection (3) of this Section 1.4 shall be satisfied; and provided further that, for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 20% or more of the Outstanding Company Common Stock or 20% or more of the Outstanding Company Voting Securities by reason of an acquisition by the Company and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Company Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

     (2) individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board;

     (3) approval by the stockholders of the Company of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation, (i) more than 60% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and more than 60% of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation and in substantially the same proportions relative to each other as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or the corporation resulting from such reorganization, merger or consolidation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of such corporation or 20% or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and
(iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger or consolidation; or

     (4) approval by the stockholders of the Company of (i) a plan of complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition, (A) more than 60% of the then outstanding shares of common stock thereof and more than 60% of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such sale or other disposition and in substantially the same proportions relative to each other as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be,
(B) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation (or any corporation controlled by the Company) and any Person which beneficially owned immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock thereof or 20% or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition.

     1.5 CODE. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     1.6 COMMISSION. "Commission" means the United States Securities and Exchange Commission or any successor agency thereto.

     1.7 COMPANY. "Company" means Scotsman Industries, Inc., a Delaware corporation, or any successor thereto as provided in Section 8.5 herein.

     1.8 DIRECTOR. "Director" means any individual who is a member of the Board of Directors of the Company.

     1.9 DISABILITY. "Disability" means a permanent and total disability, within the meaning of Section 22(e)(3) of the Code.

     1.10 EFFECTIVE DATE. "Effective Date" shall have the meaning set forth in
Section 2.1 hereof.

     1.11 EMPLOYEE. "Employee" means any employee of the Company or of any of the Company's Subsidiaries. For purposes of the Plan, an individual whose only employment relationship with the Company is as a Director shall not be deemed to be an Employee.

     1.12 EXCHANGE ACT. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

     1.13 FAIR MARKET VALUE. "Fair Market Value" shall mean the average of the highest and lowest sale prices for Shares on the relevant date, as reported on the New York Stock Exchange, or if there were no sales on such date, the weighted average of the mean between the highest and lowest sale prices reported on the New York Stock Exchange the nearest day before and the highest and lowest sale prices reported on the New York Stock Exchange on the nearest day after the relevant date.

     1.14 IMMEDIATE FAMILY MEMBER. "Immediate Family Member" means the spouse, parents, siblings, children, step children, and grandchildren (including adoptive relationships) of a Participant.

     1.15 NON-EMPLOYEE DIRECTOR. "Non-employee Director" means any individual who is a member of the Board of Directors of the Company, but who is not otherwise an Employee.

     1.16 OPTION. "Option" means a nonqualified stock option to purchase Shares, granted under Article 6 herein.

     1.17 OPTION PRICE. "Option Price" means the price at which a Share may be purchased under an Option.

     1.18 PARTICIPANT. "Participant" means a Non-employee Director who has outstanding an Option granted under the Plan.

     1.19 PERMITTED TRANSFEREE. "Permitted Transferee" shall have the meaning set forth in Section 6.11 hereof.

     1.20 PERSON. "Person" shall have the meaning ascribed to such term in
Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

     1.21 PLAN. "Plan" shall have the meaning set forth in Section 2.1 hereof.

     1.22 SHARES. "Shares" means shares of common stock of the Company, par value $.10 per share, together with the related common stock purchase rights.

     1.23 SUBSIDIARY. "Subsidiary" means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

                                   ARTICLE 2
                      ESTABLISHMENT, PURPOSE AND DURATION

     2.1 ESTABLISHMENT OF THE PLAN. The Company established this incentive compensation plan to be known as the "Scotsman Industries Non-Employee Directors Stock Option Plan," effective August 11, 1994 (the "Effective Date"), and, subject to Section 7.3, amended the plan on May 14, 1998 and February 11, 1999 (as so amended, the "Plan"). The Plan, as stated herein, is an amendment and restatement of the Plan as in effect on February 11, 1999. The Plan permits the grant of Options, subject to the terms and provisions set forth herein.

     2.2 PURPOSE OF THE PLAN. The purpose of the Plan is to promote the achievement of long-term objectives of the Company by linking the personal financial interests of Non-employee Directors to those of the Company's stockholders and to attract and retain Non-employee Directors of outstanding competence.

     2.3 DURATION OF THE PLAN. The Plan shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to
Article 7 hereof, until all Shares subject to the Plan shall have been purchased or acquired according to the Plan's provisions.

                                   ARTICLE 3
                                 ADMINISTRATION

     3.1 APPOINTMENT OF BOARD OF DIRECTORS AS ADMINISTRATOR. The Plan shall be administered by the Board of Directors, subject to the restrictions set forth in the Plan.

     3.2 POWERS OF THE BOARD. The Board shall have full power, discretion, and authority to interpret and administer the Plan in a manner which is consistent with the Plan's provisions.

     3.3 DECISIONS BINDING. All determinations and decisions made by the Board pursuant to the provisions of the Plan shall be final, conclusive, and binding on all Persons, including the Company, its stockholders, Participants, and Permitted Transferees.

                                   ARTICLE 4
                           SHARES SUBJECT TO THE PLAN

     4.1 NUMBER OF SHARES. Subject to adjustment as provided in Section 4.3 herein, the total number of Shares available for grant under the Plan may not exceed two hundred thousand (200,000). Shares issued pursuant to the Plan may consist of authorized and unissued Shares or Shares which have been or may be held by the Company in treasury, as determined from time to time by the Board. The grant of an Option shall reduce the number of Shares available for grant under the Plan by the number of Shares subject to such Option.

     4.2 LAPSED AWARDS. If any Option granted under the Plan terminates, expires, is forfeited, or lapses for any reason, any Shares subject to such Option shall again be available for grant under the Plan.

     4.3 ADJUSTMENTS IN AUTHORIZED SHARES. In the event of corporate changes affecting the Shares, this Plan or Options granted thereunder (including without limiting the generality of the foregoing, stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations or other relevant changes in capitalization), the Board shall make appropriate adjustments in price and number of Shares and kind of securities subject to Options or in the terms of such Options, which it deems equitable to prevent dilution or enlargement of rights under the Options. In addition, the Board may from time to time equitably change the aggregate number or remaining number of Shares or kind of securities which may be issued under the Plan to reflect any such corporate changes.

                                   ARTICLE 5
                         ELIGIBILITY AND PARTICIPATION

     5.1 ELIGIBILITY. Persons eligible to participate in the Plan are limited to Non-employee Directors who are serving on the Board on the date of each scheduled grant under the Plan.

     5.2 ACTUAL PARTICIPATION. All eligible Non-employee Directors shall receive grants of Options pursuant to the terms and provisions set forth in Article 6 herein.

                                   ARTICLE 6
                                    OPTIONS

     6.1 INITIAL GRANT OF OPTIONS. Subject to the limitation on the total number of Shares subject to issuance under the Plan, each newly elected or appointed Non-employee Director shall be granted, on the next business day following the date on which such Non-employee Director is first elected or appointed to the Board, an Option to purchase such number of Shares as may be determined, from time to time, by resolution adopted by the Board of Directors on or prior to the date of such election or appointment.

     6.2 SUBSEQUENT GRANTS OF OPTIONS. During the period beginning with the next business day following the 1998 Annual Meeting and subject to the limitation on the total number of Shares subject to issuance under the Plan, on the next business day following each annual meeting of the Company's stockholders, each Non-employee Director (other than a Non-employee Director who has not then yet served at least six (6) months on the Board) shall be granted an Option to purchase such number of Shares as may be determined, from time to time, by resolution adopted by the Board of Directors on or prior to the date of the annual meeting immediately preceding the date on which such Options are to be granted.

     6.3 LIMITATION ON GRANT OF OPTIONS. Other than those grants of Options set forth in Sections 6.1 and 6.2 herein, no additional Options shall be granted under the Plan.

     6.4 OPTION AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the term of the Option, the number of Shares available for purchase under the Option, and other applicable terms and provisions of such Option, in accordance with the provisions of the Plan.

     6.5 OPTION PRICE. The purchase price per Share for each Share which may be purchased pursuant to an Option shall equal the Fair Market Value of a Share on the date the Option is granted.

     6.6 TERM OF OPTIONS. Except as otherwise provided in Section 6.8 hereof, each Option shall expire, and all rights to purchase Shares thereunder shall cease, on the date ten (10) years and one day from the date on which the Option was granted.

     6.7 VESTING OF SHARES SUBJECT TO OPTION. Subject to the terms of the Plan, each Option granted under the Plan shall vest one hundred percent (100%) upon the day preceding the first annual stockholder meeting following the date of grant of such Option. Notwithstanding the provisions of the preceding sentence, all Options held by a Participant or such Participant's Permitted Transferees shall immediately become one hundred percent (100%) vested upon the first to occur of the following:

     (a) The death of the Participant during service on the Board; or

     (b) Termination of service on the Board due to the Disability of the Participant; or

     (c) A Change in Control.

     6.8 TERMINATION OF DIRECTORSHIP. In the event that a Participant ceases to be a Director for any reason other than death or Disability, (i) all Options held by such Participant or such Participant's Permitted Transferees which are not vested as of the date on which such Participant ceases to be a Director shall be forfeited (with no further vesting to occur), and any Shares subject to such Options shall again be available to the Company for grants under the Plan in accordance with Section 4.2, and (ii) all Options held by such Participant or such Participant's Permitted Transferees which are vested as of such date shall remain exercisable for six (6) months following the date on which such Participant's service on the Board terminates, or until their expiration date, whichever period is shorter.

     In the event of the termination of service on the Board due to the death of a Participant, any Option held by such Participant or such Participant's Permitted Transferees may be exercised at any time prior to its expiration date or within (3) years following the date of death, whichever period is shorter.

     In the event of termination of service on the Board due to the Disability of a Participant, any Option held by such Participant or such Participant's Permitted Transferees may be exercised at any time prior to its expiration date or within (3) years following the date of such termination, whichever period is shorter, by such Participant, such person or persons as shall have been named as such Participant's legal representative, or such Participant's Permitted Transferees.

     Any Option which vests pursuant to a Change in Control may be exercised at any time prior to the expiration date of such Option.

     6.9 PAYMENT. Except as otherwise provided in the Plan or in any Award Agreement, a Participant or Permitted Transferee shall pay the Option Price of the Shares upon the exercise of any Option (i) in cash, (ii) in cash received from a broker-dealer to whom the Participant or Permitted Transferee has submitted an exercise notice consisting of a fully endorsed Option (however in the case of a Participant or Permitted Transferee subject to Section 16 of the Securities Exchange Act of 1934, this payment option shall only be available to the extent such payment procedures comply with Regulation T issued by the Federal Reserve Board), (iii) by delivering Shares having an aggregate Fair Market Value on the date of exercise equal to the Option Price, (iv) by directing the Company to withhold such number of Shares otherwise issuable upon exercise of such Option having an aggregate Fair Market Value on the date of exercise equal to the Option Price, (v) by such other medium of payment as the Board, in its discretion, shall authorize at the time of grant, or (vi) by any combination of (i), (ii), (iii), (iv) and (v). In the case of an election pursuant to (i) or (ii) above, cash shall mean cash or check issued by a federally insured bank or savings and loan association, and made payable to Scotsman Industries, Inc. In the case of payment pursuant to (ii), (iii) or (iv) above, the Participant's or Permitted Transferee's election must be made on or prior to the date of exercise and shall be irrevocable. In lieu of a separate election governing each exercise of an Option, a Participant or Permitted Transferee may file a blanket election with the Compensation Committee of the Board of Directors which shall govern all future exercises of Options until revoked by the Participant or Permitted Transferee. The Company shall issue, in the name of the Participant or Permitted Transferee, stock certificates representing the total number of Shares issuable pursuant to the exercise of an Option as soon as reasonably practicable after such exercise, provided, that any Shares purchased by a Participant or Permitted Transferee through a broker-dealer pursuant to clause (ii) above, shall be delivered to such broker-dealer in accordance with 12 C.F.R. sec. 220.3(e)(4), or other applicable provision of law.

     6.10 RESTRICTIONS ON SHARE TRANSFERABILITY. The Board may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as may be necessary to comply with applicable Federal securities laws, the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and any blue sky or state securities laws applicable to such Shares.

     6.11 NON-TRANSFERABILITY OF OPTIONS. Options may not be transferred except by will or the laws of descent and distribution, and during the lifetime of the Participant may be exercised only by the Participant. Notwithstanding the provisions of the preceding sentence, a Participant, at any time prior to his death, may assign all or any portion of the Option to (i) any Immediate Family Member, (ii) the trustee of a trust for the exclusive benefit of the Participant and/or Immediate Family Members, (iii) a partnership or limited liability company in which the Participant and/or Immediate Family Members are the sole partners or members, or (iv) a tax-exempt organization as described in Section 501(c)(3) of the Code. A person or entity to which an Option has been transferred in accordance with clause (i), (ii), (iii) or (iv) of the preceding sentence is referred to elsewhere in the Plan as a "Permitted Transferee." In such event the Permitted Transferee will be entitled to all of the rights of the Participant with respect to the assigned portion of such Option, and such portion of the Option will continue to be subject to all of the terms, conditions and restrictions applicable to the Option as set forth herein, and in the related Award Agreement, immediately prior to the effective date of the assignment. Any such assignment will be permitted only if (i) the Participant does not receive any consideration therefor, and (ii) the assignment is expressly approved by the Compensation Committee of the

Board of Directors. Any such assignment shall be evidenced by an appropriate written document executed by the Participant, and a copy thereof shall be delivered to the Compensation Committee of the Board of Directors on or prior to the effective date of the assignment. This Section 6.11 shall apply to all Options granted under the Plan at any time.

                                   ARTICLE 7
                    AMENDMENT, MODIFICATION AND TERMINATION

     7.1 AMENDMENT, MODIFICATION AND TERMINATION. Subject to Section 7.2, the Board of Directors may amend the Plan or any Option granted thereunder at any time, except that the Board of Directors may not, except as permitted by Section 4.3, without stockholder approval, increase the number of Shares of the Company which may be issued pursuant to the Plan, change the Option Price of an Option, or make any other amendment to the Plan which is required to be approved by the stockholders of the Company by law or the rules of any national securities exchange on which the Shares are then listed or reported. Subject to Section 7.2, the Board of Directors may terminate the Plan at any time.

     7.2 AWARDS PREVIOUSLY GRANTED. Unless required by law, no termination, amendment, or modification of the Plan shall in any material manner adversely affect the rights of any holder of an Option previously granted under the Plan, without the written consent of the Participant holding such Option.

     7.3 STOCKHOLDER APPROVAL. The amendments to Sections 3.2, 4.1, 6.1, 6.2 and
7.1 of the Plan, as adopted by the Board of Directors on May 14, 1998 and February 11, 1999 and reflected in this amendment and restatement of the Plan, are subject to ratification and approval by the stockholders of the Company at the next annual meeting of the stockholders.

                                   ARTICLE 8
                                 MISCELLANEOUS

     8.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     8.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provisions had not been included.

     8.3 BENEFICIARY DESIGNATION. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in the event of his or her death (and/or who may exercise the Participant's vested Options following his or her death). Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Board, and will be effective only when filed by the Participant in writing with the Board during his or her lifetime. In the absence of any such designation or in the event that all designated beneficiaries have predeceased the Participant, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate (and, subject to the terms and provisions of the Plan, any unexercised vested Options may be exercised by the administrator or executor of the Participant's estate).

     8.4 NO RIGHT OF NOMINATION. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Company's stockholders.

     8.5 SUCCESSORS. All obligations of the Company under the Plan with respect to Options granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Company or a merger or consolidation with the Company.

     8.6 REQUIREMENTS OF LAW. The granting of Options under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     8.7 GOVERNING LAW. To the extent not preempted by Federal law, the Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

                                 REVOCABLE PROXY

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                          OF SCOTSMAN INDUSTRIES, INC.

         The undersigned hereby appoint(s) Richard C. Osborne and Donald D. Holmes, or either of them, as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of common stock of Scotsman Industries, Inc. that the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held on Thursday, May 13, 1999, or at any adjournment thereof. Said proxies are directed to vote as instructed on the matters set forth on the reverse side and otherwise at their discretion. Receipt of a copy of the notice of said meeting and proxy statement is hereby acknowledged.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED UNDER PROPOSAL 1 AND FOR PROPOSAL 2 ON THE REVERSE SIDE OF THIS CARD.

                  (PLEASE SIGN AND DATE THE REVERSE SIDE AND
                    MAIL IN THE ENCLOSED RETURN ENVELOPE.)

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

                            SCOTSMAN INDUSTRIES, INC.
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  / /


                                     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES AND "FOR" PROPOSAL 2.
                                                                       Withhold         For All
1. Election of Directors:                              For             Authority        Except the Nominee(s) written below
   Nominees: James J. O'Connor,                        [ ]                  [ ]         [ ]
   Robert G. Rettig, Richard L. Thomas                                                          ------------------------------------
2. Proposal to Amend and Restate the Non-              For             Against          Abstain
   Employee Directors' Stock Option                    [ ]                [ ]           [ ]
   Plan, as described in the accompanying
   proxy statement.

                                                                                                ------------------------------------
                                                                                                             Signature


                                                                                                ------------------------------------
                                                                                                     Signature (if held jointly)

                                                                                                Dated:________________________, 1999
                                                                                                IMPORTANT: Please sign exactly as
                                                                                                your name or names appear on the
                                                                                                left. If stock is held jointly, all
                                                                                                joint owners must sign. Executors,
                                                                                                administrators, trustees, guardians,
                                                                                                custodians, corporate officers and
                                                                                                others signing in a representative
                                                                                                capacity should give their full
                                                                                                titles.


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